Registration No. 33-31802
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 3
                                       TO
                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            SPRINT NEXTEL CORPORATION
             (Exact name of registrant as specified in its charter)

                Kansas                                  48-0457967
     (State or other jurisdiction                    (I.R.S. Employer
   of incorporation or organization)                Identification No.)

                            2001 Edmund Halley Drive
                             Reston, Virginia 20191
                    (Address of principal executive offices)
                            ------------------------

                   OUTSIDE DIRECTOR'S STOCK OPTIONS UNDER THE
        SPRINT NEXTEL CORPORATION 1997 LONG-TERM STOCK INCENTIVE PROGRAM
                            (Full title of the Plan)
                            ------------------------

                            LEONARD J. KENNEDY, ESQ.
                                 General Counsel
                            Sprint Nextel Corporation
                            2001 Edmund Halley Drive
                             Reston, Virginia 20191
                     (Name and address of agent for service)

          Telephone number, including area code, of agent for service:
                                 (703) 433-4000
                            ------------------------



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

         This Registration Statement as originally filed related to the offering of 150,000 shares of Sprint Common Stock ("Sprint Common Stock") issuable to Outside Directors under Sprint's Long-Term Stock Incentive Program on the exercise of options. In December, 1989, there was a two-for-one split of the Sprint Common Stock, increasing the number of shares covered by the Registration Statement to 300,000 shares. In connection with the spin-off of Sprint's cellular division in March 1996, the number of shares covered by the Registration Statement was increased to 360,562 shares to prevent dilution. Options for 74,128 shares were exercised before the reclassification of Sprint Common Stock into FON Common Stock and PCS Common Stock in November 1998, leaving 286,434 shares. The remaining 286,434 shares were reclassified into 286,434 shares of FON Common Stock and 143,217 shares of PCS Common stock. Options for 76,554 shares of FON Common Stock were exercised before the two-for-one split of the FON Common Stock in the 1999 second quarter, leaving 209,880 shares of FON Common Stock. The two-for-one split of the FON Common Stock increased the number of shares of FON Common Stock under the registration statement to 419,760 shares of FON Common Stock. Options for 40,278 shares of PCS Common Stock were exercised before the two-for-one split of the PCS Common Stock in the 2000 first quarter, leaving 102,939 shares of PCS Common Stock. The two-for-one split of the PCS Common Stock increased the number of shares of PCS Common Stock under the Registration Statement to 205,878 shares of PCS Common Stock.

         On February 28, 2004, Sprint's board of directors approved the recombination of the PCS Common Stock and the FON Common Stock, effective on April 23, 2004 (the "Recombination Date"). 43,478 of the remaining 205,878 shares of PCS Common Stock were issued upon the exercise of options before the Recombination Date, leaving 162,400 shares of PCS Common Stock. Following the recombination of the PCS Common Stock and the FON Common Stock, the remaining shares of PCS Common Stock were deregistered.

         In connection with the merger of Nextel Communications, Inc. with and into a subsidiary of Sprint in August 2005, Sprint amended its Articles of Incorporation to change its name to Sprint Nextel Corporation and to redesignate its FON Common Stock as common stock.

         The 1997 Long-Term Stock Incentive Program provides that no awards may be granted pursuant to the plan after April 15, 2007. Although options granted to Outside Directors remain outstanding, there are sufficient shares registered pursuant to Registration Statement Nos. 333-54108, 333-59124, 333-103691, 333-111956, 333-115621 and 333-124189 to cover these options. Accordingly, Sprint Nextel hereby deregisters the shares of its common stock registered under this Registration Statement that remain unsold.

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.    Exhibits.

Exhibit
Number     Exhibits

   24.     Power of Attorney.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on the 21st day of June, 2007.

                                      SPRINT NEXTEL CORPORATION



                                      By: /s/ Michael T. Hyde
                                          Michael T. Hyde, Assistant Secretary




         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.


    Name                           Title                           Date

                        Chairman of the Board and               )
GARY D. FORSEE*         Chief Executive Officer                 )
                        (Principal Executive Officer)           )
                                                                )
                                                                )
                        Chief Financial Officer                 )
PAUL SALEH*             (Principal Financial Officer)           )
                                                                )
                                                                )
W.G. ARENDT*            Senior Vice President and Controller    )
                        (Principal Accounting Officer)          )
                                                                )
                                                                ) June 21, 2007
KEITH J. BANE*          Director                                )
                                                                )
                                                                )
------------------                                              )
(Robert R. Bennett)     Director                                )
                                                                )
                                                                )
GORDON BETHUNE*         Director                                )
                                                                )
                                                                )
FRANK M. DRENDEL*       Director                                )
                                                                )
                                                                )

JAMES H. HANCE, JR.*    Director                                )
                                                                )
                                                                )
V. JANET HILL*          Director                                )
                                                                )
                                                                )
I. O. HOCKADAY, JR.*    Director                                )
                                                                )
                                                                )
L. K. LORIMER*          Director                                )
                                                                )
                                                                )
WILLIAM SWANSON*        Director                                )




                  /s/ Michael T. Hyde
*        By:      Michael T. Hyde, Attorney-in-Fact,
                  pursuant to Power of Attorney filed with
                  this Amendment No. 3 to Registration
                  Statement No. 33-31802

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                                  EXHIBIT INDEX


Exhibit
Number   Exhibits

   24.   Power of Attorney.